Exhibit 99.1

July 28, 2010

AMN Announces Plan to Acquire Medfinders

Dear AMN SLF Team Members,

We have very positive and exciting news to share with you. AMN has signed a definitive agreement to acquire Nursefinders, Inc. (dba Medfinders) and we wanted to share this news with you first.

We’re providing you copies of:

•	Our news release announcing the acquisition, which is being distributed this afternoon

•	Talking points for use with your team

•	Medfinders fact sheet for use in team member discussions

•	All team-member message and FAQs

This acquisition marks yet another strategic milestone for us. Combining Medfinders, a leading national provider of clinical workforce managed services programs, local nurse staffing, physician locums and search, and travel allied staffing with AMN will improve our ability to deliver an innovative, total solution to our diverse client base. Medfinders has also been developing a successful home health division, which will enable AMN to achieve another long-term strategic goal of expanding into this important and fast growing patient care segment.

You will be hearing a lot more about the planned acquisition, integration plan and our more diverse sales strategy as we move toward closing the transaction during the third quarter.

As you can imagine, many leaders and team members have been working extremely hard to make this acquisition possible, and I want to thank them again for their contributions to get us to this point. We do, however, have more work to do as we begin the integration planning process; so I want to thank all of you who will be contributing to this endeavor. I know we will have a rewarding and busy next several months. We look forward to keeping you all posted as we reach milestones in this process.

As a reminder, I will host optional “Connecting with Susan” meetings tomorrow at 11 a.m. Pacific time and 1 p.m. Pacific time in the Auditorium for San Diego team members and Tim Boes will conduct a similar session tomorrow at 10 a.m. Central time for all Statesman team members. Landry Seedig will conduct an optional meeting for Royal team members, also at 10 a.m. Central time tomorrow. More information about these optional meetings will be sent in the morning.

Thank you for your leadership.

Susan

Susan Nowakowski

President & CEO

AMN Healthcare, Inc. (NYSE: AHS)

Direct: (858) 509-3545

Cell: (800) 282-0327

Fax: (877) 282-0384

Email: susan.nowakowski@amnhealthcare.com

News Release Announcing Acquisition

FOR IMMEDIATE RELEASE

AMN HEALTHCARE TO ACQUIRE MEDFINDERS

Expands Nation’s Largest Healthcare Staffing and Workforce Solutions Company

Increases Growing Clinical Workforce Managed Services Capability

SAN DIEGO, CA – July 28, 2010 – AMN Healthcare Services, Inc. (NYSE: AHS), the nation’s largest healthcare staffing and workforce solutions company, entered into a definitive agreement to acquire the parent company of Arlington, Texas-based Nursefinders, Inc. (dba Medfinders), one of the nation’s leading providers of clinical workforce managed services programs. Through its multi-brand strategy, Medfinders also provides travel nurse and allied staffing, locum tenens, physician search services, and home healthcare services, as well as local nurse and allied staffing in support of its managed services programs.

“Bringing together the experience and diverse capabilities of both companies in healthcare staffing and managed services will create significant short and long-term benefits for our clients,” said Susan Nowakowski, President and CEO of AMN Healthcare. “The expansion of our service lines resulting from this combination will substantially improve our ability to deliver an innovative, total workforce management and staffing solution to our broad and growing client base. This is a strategic opportunity for two leaders in healthcare staffing to come together to achieve additional sales and operating efficiencies while immediately enhancing and expanding our service offerings.”

“This is an ideal combination for our clients, healthcare professionals, and team members,” said Bob Livonius, CEO of Medfinders. “As an integrated and increasingly diverse company, we will be even more effective and efficient in delivering high quality and innovative workforce management solutions to our clients across the full spectrum of clinical specialties and services.”

Under the terms of the agreement, AMN will acquire all of the outstanding equity of Medfinders’ parent company for approximately 6.3 million shares of AMN Healthcare Services, Inc. common stock, and approximately 5.7 million shares of AMN Series A Conditional Convertible Preferred Stock with a liquidation preference of $10.00 per share and, a dividend rate of 11% per annum. Initially, the preferred stock will be non-voting and will not be convertible into shares of AMN common stock. Following the closing of the transaction, AMN shareholders will be asked to approve at a shareholders’ meeting the voting rights of the preferred stock and the convertibility on a one-for-one basis. AMN expects to file a proxy statement with the Securities and Exchange Commission following the closing. If AMN’s shareholders approve the conversion and the voting features of the preferred stock within 180 days of the closing of the transaction, the preferred stock shall cease to accrue dividends and any accrued dividends will be forgiven.

In connection with the transaction, AMN Healthcare is expect to refinance its existing Term B facility of approximately $107 million and pay off Medfinders’ existing debt facilities totaling approximately $132 million. AMN Healthcare expects to amend and extend its current Term B loan and increase its balance by an estimated $68 million to $175 million and issue a second lien term loan of $50 million. In addition, AMN Healthcare expects to amend and extend its existing revolving credit facility, which is expected to be undrawn at closing.

Valuing all of the equity securities to be issued in the transaction using AMN Healthcare’s closing share price on the day immediately preceding the execution of the definitive agreement, and assuming conversion of the preferred securities to be issued by AMN Healthcare, the transaction has a value of approximately $220 million (including approximately $132 million of Medfinders’ indebtedness to be refinanced). Upon consummation of the transaction, former Medfinders’ shareholders will own approximately 26% of AMN Healthcare Services, Inc. (on an as-converted, fully-diluted basis). The transaction, which is expected to be accretive to full year earnings in 2011, is expected to close in the third quarter of 2010, and is subject to customary closing conditions, regulatory approvals and receipt of debt financing.

“Our clients are seeking new, more sophisticated, value-added workforce solutions, and they desire a partner who can deliver a broad suite of offerings with their changing needs,” noted Ms. Nowakowski. “The combined capabilities of AMN Healthcare and Medfinders will provide immediate benefit to our clients and position us to be a more capable, innovative partner.

“Expanding into home healthcare also represents an opportunity to capitalize on future growth in a fragmented industry that we anticipate, similar to our core staffing businesses, will be fueled by the long-term dynamics of an aging population. This acquisition advances our long-term strategy of leveraging our core competencies, operational infrastructure, and extensive network of clinicians seeking career opportunities at a local and national level. We believe the value, breadth and depth of services we can offer to our clients will be unparalleled within the industry.”

Conference Call on July 29, 2010

AMN Healthcare will host a live conference call and webcast on Thursday, July 29, 2010 at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) to discuss the acquisition and second quarter 2010 earnings results. A live webcast of the call can be accessed through AMN Healthcare’s website at http://amnhealthcare.investorroom.com/presentations. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (800) 553-0326 in the U.S. or (612) 332-0720 internationally. A telephonic replay of the call will be available at 11:00 a.m. Eastern Time on July 30, 2010, and can be accessed until 11:59 p.m. Eastern Time on August 19, 2010, by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally, with access code 163114. Alternatively, a replay of the webcast will be available at the company’s website at 11:00 a.m. Eastern Time on July 30, 2010.

About AMN Healthcare

AMN Healthcare Services, Inc. is the nation’s largest provider of comprehensive healthcare staffing and workforce solutions. As a leading provider of travel nurse and allied staffing services, locum tenens (temporary physician staffing) and physician permanent placement services, AMN Healthcare recruits and places healthcare professionals on assignments of variable lengths and in permanent positions with clients throughout the United States, ranging from acute-care hospitals and physician practice groups to other healthcare settings. AMN Healthcare also offers flexible, customized workforce management solutions to healthcare organizations through its managed services program and recruitment process outsourcing services. For more information, visit http://www.amnhealthcare.com.

About Medfinders

Nursefinders, Inc. (dba Medfinders) is a leading provider of clinical managed services programs, also known as vendor management services, to healthcare facilities across the country. The company also provides nursing and allied health local and travel staffing, locum tenens, physician permanent placement services, as well as home healthcare services. The company has more than 80 offices across the U.S. and places thousands of healthcare professionals in healthcare assignments each year. For more information, visit http://www.medfinders.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include expectations regarding the terms, value and anticipated benefits of the acquisition, including sales and operational efficiencies and expanded service offerings, the anticipated shareholder vote, refinancing of the company’s credit facility, accretion to earnings, home healthcare opportunities, dynamics of an aging population and advancement of the company’s long-term strategy, and the value, breadth and depth of the company’s services. The company based these forward-looking statements on its current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other quarterly and periodic reports filed with the SEC. These statements reflect the company’s current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

Important Information

AMN Healthcare intends to file a proxy statement and other relevant materials with the SEC to obtain shareholder approval of (i) the convertibility of the preferred stock to be issued to Medfinders’ shareholders in the acquisition into shares of AMN Healthcare common stock and (ii) the voting rights of such preferred stock (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by AMN Healthcare with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from AMN Healthcare’s website at www.amnhealthcare.com or by writing to: AMN Healthcare Services, Inc., 12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attention: Investor Relations.

AMN Healthcare and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of AMN Healthcare in connection with the Stockholder Approval. Information regarding AMN Healthcare’s directors and executive officers is included in AMN Healthcare’s definitive proxy statement for its 2010 annual meeting of stockholders held on April 14, 2010, which was filed with the SEC on March 12, 2010. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.

Cautionary Statement

The issuance of the securities in the transactions described in this press release have not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Contact:

Amy C. Chang

Vice President, Investor Relations

866.861.3229

Leader Talking Points for Use with Team Member Stand-Up Meetings

Please use the following talking points during stand-up meetings with your teams.

•	News regarding AMN acquiring Medfinders is very exciting!

•

Bringing together the experience of both companies will substantially improve our ability to deliver an innovative total solution to our diverse client base over the long-term. In the short-term this acquisition makes us instantly the largest provider of healthcare managed services programs (or VMS), the largest provider of travel allied healthcare services and expands us into the home health market in a meaningful way.

•	Once we are an integrated company, we will continue to enhance career growth development opportunities for team members, short-term and long-term.

•	Together, our organizations will be able to achieve additional sales and operating efficiencies, while enhancing and expanding our service offerings in a complementary and unified way.

•

Between now and closing, which is scheduled during the third quarter, we need you to focus on conducting business as usual. By law, integration may not begin until the transaction closes. Until that time, we remain two companies – both internally and to our clients, healthcare providers and other stakeholders.

•	In our public announcements, we’re saying that the transaction is expected to close during the third quarter, more specifically our objective is to close in late August or early September.

•	We will provide regular updates and I encourage you to ask me any questions, or you can submit questions to acquisitionanswers@amnhealthcare.com

•	Open to questions.

Medfinders Fact Sheet For AMN Leader Use

Medfinders Fact Sheet

The Company

Nursefinders, Inc., (dba Medfinders) is a leading national provider of clinical workforce managed services programs, nurse per diem staffing, and allied staffing. Through its multi-brand strategy, Medfinders also provides home health, locum tenens, travel nursing, and physician search services. With eight companies, Medfinders is one of the largest, most comprehensive healthcare solutions companies in the nation.

Medfinders is headquartered in Arlington, TX. For more information, go to http://www.medfinders.com/our-services/.

Medfinders Companies/Services

Nursing

Medfinders’ multiple nursing brands include Nursefinders®, Nursefinders® Home Care, Nursefinders® Travel and National Healthcare Staffing®. These brands help clients with per diem, contract, travel and permanent placement assignments and focus on recruitment of RNs, LPNs, CNAs and Nursing Assistants. The company has 99 local branch offices, of which 81 are owned by Medfinders and the other 18 are owned by franchisees. This does not include travel operations locations.

Allied

Medfinders has a growing presence in per diem allied staffing and home care and includes radiology, imaging, therapy, respiratory, oncology, pharmacy, laboratory, nurse practitioners and physician assistants. Its allied brands include Club Staffing®, which has per diem and travel; Resources on Call®, which is travel; Linde Allied(SM) that involves nurse practitioner and physician assistant locum tenens.

Physician Permanent Placement

The Kendall & Davis® brand represents Medfinders’ physician permanent placement contingency business. It focuses on more than a dozen specialties, including emergency medicine, family practice, oncology, radiology and surgery.

Physician Locum Tenens

Linde Healthcare® is Medfinders’ locum tenens brand under which it conducts nationwide searches on behalf of its clients. This firm has been matching locum tenens physicians for a variety of settings since 1995.

Service Lines

Managed Services

SingleSource® Managed Services is one of the nation’s largest provider of healthcare managed staffing programs (MSP). Medfinders uses proprietary technology, dedicated clinical support and staffing know-how to get the job done.

Home Care

Nursefinders® Home Care has been part of the company’s business since its inception. Through a network of 25 offices, Nursefinders provides home care to families throughout the country. Clinical staff works with assigned physicians and family members to implement individual care plans. The home care business spans all age groups from newborns to seniors and has expertise in caring for people with Alzheimer’s, Parkinson’s, heart disease, diabetes and other chronic illnesses. Three of the 25 offices are owned by franchisees.

Recognized Honors

•

Medfinders has multi-site Joint Commission Gold Seal of Approval™ certification. Medfinders’ companies – Club Staffing®, Resources on Call®, National Healthcare Staffing® and Nursefinders® Travel, are all currently Health Care Staffing Services (HCSS) certified by The Joint Commission.

•

In recognition of its adherence to high quality standards, Medfinders Staffing Division has been awarded Workers’ Compensation Risk Certification (WRC). This certification reflects its best in class risk management practices to protect employees and reduce workplace injuries, while offering a higher level of service to clients.

Cornerstones of our Culture

Medfinders operates all of its business lines with the following cornerstones first in mind.

We hire and retain the best talent…

•	By adhering to strict hiring criteria

•	By investing in the training and development of our employees

•	By providing our talent opportunities for increased responsibility

We set the standard for quality…

•	By constantly inventing new ways to deliver the highest quality services with the highest quality healthcare professionals

•	By being held accountable to deliver measurable results that exceed our clients’ needs

We communicate effectively…

•	By ranking, recognizing and rewarding outstanding performance

•	By making ourselves highly accessible to healthcare professionals, clients and each other

Company Leadership

Medfinders has a seasoned executive management team, led by Robert Livonius, who joined Medfinders in July 2003 as Chief Executive Officer. Under his leadership, the company has expanded to provide a comprehensive range of healthcare workforce solutions including nurse, allied health and physician staffing services, and home care services. Livonius is also responsible for developing the company’s workforce solutions division into the largest provider of healthcare Managed Staffing Programs (MSPs) in the industry. He also serves on the board of directors for the ASA as an officer and Chairman of the Healthcare Staffing Sector.

Prior to joining Nursefinders, Livonius served as chief operating officer for publicly-held Spherion Corp. (formerly Interim Services) where he was responsible for $3.5 billion in revenues and 1,200 offices in the United States, Europe and Asia. He also held the position of executive vice president of health care operations, and was responsible for expanding the health care division to over $700 million in revenues in health care staffing and home care services.

Other Medfinders executive team members include:

Denise Deans-Graf, President and Chief Operating Officer, Staffing Division

Linda Sheffield, President and Chief Operating Officer, Patient Care Division

Patrick McColpin, Chief Financial Officer

Christian Rutherford, COO Travel Operations and Physician Staffing

Jeff Decker, President, Resources On Call, Allied Travel Division

Roy Butler, Chief Technology Officer

Laura Fisher, VP Human Resources

Tricia Brown, VP Integration

Questions

Direct all questions regarding Medfinders to acquisitionanswers@amnhealthcare.com. We will include responses in our updates.

AMN All Team Member Message and FAQs

AMN Healthcare Services Announces Plan to Acquire Medfinders

Dear AMN Team Members:

As part of AMN Healthcare’s long-term growth strategy, which is focused on benefiting our shareholders, clients and team members, we have announced that AMN has signed a definitive agreement to acquire Nursefinders, Inc., (dba Medfinders) a leading national provider of clinical workforce managed services programs, nurse per diem staffing, and travel allied staffing. Through its multi-brand strategy, Medfinders also provides home health, locum tenens, travel nursing, and physician search services.

This strategy provides for new sources of company revenue, differentiated value to our customers, as well as the ability to attract, develop and retain talented team members, while creating efficiencies in service delivery through a more capable and flexible infrastructure.

True to our long-term growth strategy and this year’s goal to complete a strategic acquisition in 2010, this transaction enables us to provide all our constituents with a stronger value proposition —including you.

Here are transaction highlights and what it means to you:

•

Bringing together the experience of both companies in managed services and healthcare staffing, coupled with Medfinders’ per diem and home healthcare solutions, and AMN Healthcare’s expertise in recruitment process outsourcing, substantially improves our ability to deliver an innovative total solution to our diverse client base.

•

As an integrated company, we plan to continue to further career growth and development opportunities for team members as we build on our complementary businesses and expand our existing and new service offerings. This will be an opportunity for two leaders in healthcare staffing to come together to achieve additional sales and operating efficiencies, while enhancing and expanding our service offerings in a complementary and unified way.

What’s more, this acquisition will permit AMN to provide outsourced patient care delivery solutions that leverage our leadership and core capabilities in clinical staffing. Expanding into home healthcare represents an opportunity to capitalize on future growth in a fragmented and demographically fueled industry.

I believe, as do our board of directors and executive leadership, that the value, breadth and depth of services we can offer to our clients are unparalleled within the industry today.

Our plan is to provide you with weekly updates between now and closing. Meanwhile, should you have specific questions, please send those to acquisitionquestions@amnhealthcare.com. We will post questions and answers regularly on AMN Connections.

To answer what we anticipate will be common questions regarding the acquisition, we’ve compiled an FAQ that follows my message. Updates with your specific questions will be provided on an ongoing basis. In addition, in an effort to respond to any other questions, I will host optional “Connecting with Susan” meetings tomorrow at 11 a.m. Pacific time and 1 p.m. Pacific time in the Auditorium for San Diego team members and Tim Boes will conduct a similar session tomorrow at 10 a.m. Central time for all Statesman team members. Landry Seedig will conduct an optional meeting for Royal team members, also at 10 a.m. Central time tomorrow. More information about these optional meetings will be sent in the morning.

Between now and closing, it is crucial that we all focus on doing our jobs with no interruption in the quality of service we provide to our customers. Your continued hard work and dedication to business as usual is appreciated.

Susan

Susan Nowakowski

President & CEO

AMN Healthcare, Inc. (NYSE: AHS)

Direct: (858) 509-3545

Cell: (800) 282-0327

Fax: (877) 282-0384

Email: susan.nowakowski@amnhealthcare.com

TEAM MEMBER FREQUENTLY ASKED QUESTIONS

Q.	Why is AMN acquiring Medfinders?

A.	AMN admires the business relationships forged by Medfinders with healthcare clients and the expertise of its staff, which have created the company’s success. Medfinders has particular recognition as the nation’s leading healthcare management services provider and holds several of the top MSP contracts where our healthcare professionals would like to work. Further growth in the managed services, physician and allied markets as well as moving into home healthcare and per diem represents an opportunity to capitalize on future growth opportunities as the market rebounds.

Q.	How will the acquisition impact me? Will there be any changes with respect to pay or benefits as a result of the acquisition?

A.	At this time, you can best support the company by continuing to perform at your optimal level. In other words, we need to take care of our clients and healthcare professionals first. For now, everything is business as usual. There will be no immediate changes in pay or benefits. We will advise you as any decisions are made that would impact you.

Q.	When will the acquisition be completed?

A.	The transaction is expected to close during the third quarter, and is subject to customary closing conditions and regulatory approvals.

Q.	What happens if the transaction is not approved?

A.	Everyone involved is working diligently to obtain all required approvals and we believe the acquisition will be approved. We are committing significant resources to complete the transaction. If, however, it is not approved we will continue our already successful business and continue searching for other strategic acquisitions.

Q.	AMN and Medfinders may share some of the same clients and have shared the same healthcare professionals. Should we do anything differently with respect to clients and healthcare professionals between now and the closing of the transaction?

A.	No. By law, the companies remain two separate companies until the acquisition is closed. Conduct business as usual between now and closing. Talking points are being provided to all team members who interact with clients and healthcare professionals.

Q.	Will this acquisition change our relationship with clients, and if so, how?

A.	We expect to enhance client relationships as a result of this strategic acquisition. Like AMN, Medfinders has maintained close client relationships, even during this economic downturn. Additionally, because of the way both of our organizations work with our respective clients, we have earned their trust and support. Together, we will continue to focus on our customers and continuous improvement in serving their needs.

Q.	Will this acquisition change our relationship with our healthcare professionals and, if so, how?

A.	We expect this to be a positive change for healthcare professionals. Through one integrated company, we will be able to offer healthcare professionals a wide array of positions in multiple specialties, locations and settings. It will take some time before we are able to fully capitalize on these opportunities, but it is one of our top goals.

Q.	What will happen between now and when the acquisition is to be closed?

A.	Due diligence and integration planning is well underway so that we are fully prepared by closing. A dedicated team is working on the integration plan. Note, that we remain two separate companies until the acquisition is closed, so conduct business as usual between now and closing, and we will share information with you as it is available and relevant.

Q.	How will team members be apprised of key milestones between now and closing?

A.	We plan to provide weekly updates via email, Connections and/or voice mails. Should you have questions or concerns, please speak to your supervisor or submit your question to acquisitionanswers@amnhealthcare.com. We will update our FAQs and post the updates on Connections.

Important Information

AMN Healthcare intends to file a proxy statement and other relevant materials with the SEC to obtain shareholder approval of (i) the convertibility of the preferred stock to be issued to Medfinders’ shareholders in the acquisition into shares of AMN Healthcare common stock and (ii) the voting rights of such preferred stock (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by AMN Healthcare with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from AMN Healthcare’s website at www.amnhealthcare.com or by writing to: AMN Healthcare Services, Inc., 12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attention: Investor Relations.

AMN Healthcare and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of AMN Healthcare in connection with the Stockholder Approval. Information regarding AMN Healthcare’s directors and executive officers is included in AMN Healthcare’s definitive proxy statement for its 2010 annual meeting of stockholders held on April 14, 2010, which was filed with the SEC on March 12, 2010. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.